UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 6, 2006

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  810-987-2200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 6, 2006, SEMCO Energy, Inc. (the “Company”) established an unsecured $15 million discretionary line of credit with JPMorgan Chase Bank, N.A. (the “Lender”), and, in connection therewith, executed a letter agreement with the Lender regarding the establishment of the unsecured discretionary line of credit (the “Letter Agreement”) and a Promissory Note in the principal face amount of $15 million (the “Promissory Note”).

The Promissory Note provides for maximum advances from the Lender of $15 million and expires on May 1, 2007. The Lender is not obligated to make any advances under the Promissory Note and may at any time, without notice, in its sole and absolute discretion, refuse to make advances to the Company under the Promissory Note without incurring any liability. The Promissory Note is unsecured, and there are no restrictions on the use of advances made thereunder by the Company.

Advances made under the Promissory Note will generally bear interest at a rate equal to, at the Company’s option, either (a) the Prime Rate or (b) a fixed rate of interest quoted by the Lender and accepted by the Company. The Maturity Date for each advance will be as agreed by the Lender and the Company, but in no event later than May 1, 2007.

The Promissory Note provides for customary events of default, including, but not limited to, payment defaults, breaches of representations or warranties, failure to comply with any terms or provisions of other agreements between the Company and the Lender and bankruptcy events. Events of Default under the unsecured discretionary line of credit also include those events that would be a default or event of default under the Company’s Second Amended and Restated Credited Agreement, dated as of September 15, 2005, and the Indenture dated as of May 21, 2003, among the Company and Fifth Third Bank, as trustee, related to the Company’s 7 1/8% Senior Notes due 2008. If an event of default occurs, the Lender is permitted to declare any or all outstanding advances under the Promissory Note to be immediately due and payable.

Entry into the Promissory Note and Letter Agreement is part of the Company’s general financing plans, whereby the Company has entered, or intends to enter, into several similar unsecured discretionary lines of credit with different lenders to provide several alternative sources from which the Company may obtain discretionary short-term financing, depending on which source provides financing on terms that the Company evaluates as best under the circumstances. The Company anticipates that under these arrangements with various lenders, at any given time, its total outstanding advances under the Promissory Note and any such current or future similar financing arrangements, collectively, will not exceed $15 million at the end of each quarter. The Company intends to use amounts advanced under such arrangements primarily to finance the Company’s working capital needs. The advances under these arrangements may fluctuate materially, particularly given the seasonality of the Company’s business.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of each of the Promissory Note and Letter Agreement, which have been attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

This Current Report on Form 8-K contains forward-looking statements regarding the anticipated levels of advances under the Company’s Promissory Note and current and future similar financing arrangements and the anticipated use of those funds. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements due to a number of factors, including, but not limited to, those discussed above and those described in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements made in this Current Report on Form 8-K, since the statements speak only as of the date of this report. Except as may be otherwise required by law, the Company disclaims any obligation to publicly update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its documents filed with or furnished to the Securities and Exchange Commission or in its other public disclosures.

Item 9.01     Financial Statements and Exhibits.

10.1	Promissory Note between the Company and JPMorgan Chase, N.A., dated December 6, 2006.
10.2	Letter Agreement between the Company and JPMorgan Chase, N.A., dated December 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc. (Registrant)

Date: December 7, 2006	By:	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
Form 8-K
December 6, 2006

Filed
Exhibit No.	Description	Herewith	By Reference

10.1	Promissory Note between the Company and JPMorgan Chase, N.A., dated December 6, 2006.	x
10.2	Letter Agreement between the Company and JPMorgan Chase, N.A., dated December 6, 2006.	x